Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

The following sets forth unaudited pro forma condensed consolidated financial statements of the Company prepared in accordance with Article 11 of Regulation S-X. The following information should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma condensed consolidated financial statements; and (ii) the Company’s unaudited condensed consolidated financial statements for the three months ended March 31, 2023, and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2023.

The unaudited pro forma condensed consolidated financial statements are based on and have been derived from the Company’s historical consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America and are presented based on assumptions, adjustments, and currently available information described in the accompanying notes.

On May 15, 2023, the Company effected a 1-for-10 reverse stock split (“Reverse Split”) of its Class A common stock, par value $0.0001 per share, and Class V common stock, par value $0.0001 per share. The historical and pro forma share and per share information included herein have been adjusted to reflect the Reverse Split.

Description of the Transaction

The unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of the following transaction (described on a pre-Reverse Split basis below):

April 2023 Private Placement

On April 20, 2023, the Company entered into Securities Purchase Agreements with an institutional investor and the Company’s chairman and chief executive officer, Greg Beard, for the purchase and sale of shares of Class A common stock, par value $0.0001 per share at a purchase price of $1.00 per share, and warrants to purchase shares of common stock, at an initial exercise price of $1.10 per share (subject to certain adjustments in accordance with the terms thereof) (“April 2023 Private Placement”). Pursuant to the Securities Purchase Agreements, the institutional investor invested $9.0 million in exchange for an aggregate of 9,000,000 shares of common stock and pre-funded warrants, and Mr. Beard invested $1.0 million in exchange for an aggregate of 1,000,000 shares of common stock, in each case at a price of $1.00 per share equivalent. Further, the institutional investor and Mr. Beard received warrants exercisable for 9,000,000 shares and 1,000,000 shares, respectively, of common stock.

Subject to certain ownership limitations, the warrants are exercisable six months after issuance. The warrants are exercisable for five and a half years commencing upon the date of issuance. The pre-funded warrants have an exercise price of $0.0001 per warrant share and are immediately exercisable. The gross proceeds, before deducting offering expenses, from the April 2023 Private Placement was approximately $10.0 million. The April 2023 Private Placement closed on April 21, 2023.

Additionally, as previously disclosed, on September 13, 2022, the Company entered into Securities Purchase Agreements with Armistice Capital Master Fund Ltd. and Greg Beard (the “September PIPE Purchasers”) for warrants to purchase an aggregate of 5,602,409 shares of Class A common stock, at an exercise price of $1.75 per share. On April 20, 2023, the Company and the September PIPE Purchasers entered into amendments to, among other things, adjust the strike price of the warrants to $1.01 per share.

The transaction described above for which disclosure of pro forma financial information was considered material has been consummated.

As a result of this transaction, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements. Except as set forth herein, the unaudited pro forma condensed consolidated balance sheet as of March 31, 2023, and statement of operations for the three months ended March 31, 2023, give pro forma effect to this transaction as if it occurred on March 31, 2023 (in the case of the balance sheet), or January 1, 2023 (in the case of the statement of operations).

The unaudited pro forma condensed consolidated financial statements include unaudited pro forma adjustments that are factually supportable and directly attributable to the transaction. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results. The Company has prepared the unaudited pro forma condensed consolidated financial statements for illustrative purposes only, and it does not purport to represent what the results of operations or financial condition would have been had the transaction actually occurred on the dates indicated, nor does the Company purport to project the results of operations or financial condition for any future period or as of any future date. Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial statements for various reasons, including but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results.

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2023

	Historical	Pro Forma Adjustments		Pro Forma
		April 2023
	March 31, 2023	Private Placement	Notes	March 31, 2023
ASSETS:
Cash and cash equivalents	$6,353,973	$9,999,567	(a)	$16,353,540
Digital currencies	672,852	-		672,852
Accounts receivable	4,742,092	-		4,742,092
Inventory	4,700,832	-		4,700,832
Prepaid insurance	3,541,898	-		3,541,898
Due from related parties	74,107	-		74,107
Other current assets	1,354,955	-		1,354,955
Total current assets	21,440,709	9,999,567		31,440,276
Equipment deposits	5,422,338	-		5,422,338
Property, plant and equipment, net	158,366,684	-		158,366,684
Operating lease right-of-use assets	1,581,400	-		1,581,400
Land	1,748,440	-		1,748,440
Road bond	211,958	-		211,958
Security deposits	348,888	-		348,888
TOTAL ASSETS	$189,120,417	$9,999,567		$199,119,984
LIABILITIES:
Accounts payable	$14,847,939	$-		$14,847,939
Accrued liabilities	7,112,648	175,000	(a)	7,287,648
Financed insurance premiums	2,806,538	-		2,806,538
Current portion of long-term debt, net of discounts and issuance fees	995,145	-		995,145
Current portion of operating lease liabilities	613,657	-		613,657
Due to related parties	1,612,515	-		1,612,515
Total current liabilities	27,988,442	175,000		28,163,442
Asset retirement obligation	1,036,575	-		1,036,575
Warrant liabilities	2,846,548	9,023,135	(a)	11,869,683
Long-term debt, net of discounts and issuance fees	58,208,207	-		58,208,207
Long-term operating lease liabilities	1,067,654	-		1,067,654
Contract liabilities	277,397	-		277,397
Total liabilities	91,424,823	9,198,135		100,622,958
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK:
Common Stock - Class V; $0.0001 par value; 34,560,000 shares authorized and 2,605,760 shares issued and outstanding	15,499,219	-		15,499,219
Total redeemable common stock	15,499,219	-		15,499,219
STOCKHOLDERS’ EQUITY (DEFICIT):
Common Stock – Class A; $0.0001 par value; 685,440,000 shares authorized; 4,104,619 shares issued and outstanding.	4,105	1,000	(a)	5,105
Series C convertible preferred stock; $0.0001 par value; 23,102 shares authorized; 21,572 shares issued and outstanding.	2	-		2
Accumulated deficits	(290,848,496)	(140,221)	(a)	(290,988,717)
Additional paid-in capital	373,040,764	940,653	(a)	373,981,417
Total stockholders’ equity (deficit)	82,196,375	801,432		82,997,807
Total redeemable common stock and stockholders’ equity (deficit)	97,695,594	801,432		98,497,026
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$189,120,417	$9,999,567		$199,119,984

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2023

	Historical	Pro Forma Adjustments		Pro Forma
	Three Months Ended	April 2023		Three Months Ended
	March 31, 2023	Private Placement	Notes	March 31, 2023
OPERATING REVENUES:
Cryptocurrency mining	$11,297,298	$-		$11,297,298
Energy	2,730,986	-		2,730,986
Cryptocurrency hosting	2,325,996	-		2,325,996
Capacity	859,510	-		859,510
Other	52,425	-		52,425
Total operating revenues	17,266,215	-		17,266,215
OPERATING EXPENSES:
Fuel	7,414,014	-		7,414,014
Operations and maintenance	8,440,923	-		8,440,923
General and administrative	8,468,755	-		8,468,755
Depreciation and amortization	7,722,841	-		7,722,841
Loss on disposal of fixed assets	91,086	-		91,086
Realized gain on sale of digital currencies	(326,768)	-		(326,768)
Impairments on digital currencies	71,477	-		71,477
Impairments on equipment deposits	-	-		-
Total operating expenses	31,882,328	-		31,882,328
NET OPERATING LOSS	(14,616,113)	-		(14,616,113)
OTHER INCOME (EXPENSE):
Interest expense	(2,383,913)	-		(2,383,913)
Loss on debt extinguishment	(28,960,947)	-		(28,960,947)
Changes in fair value of warrant liabilities	(714,589)	(140,221)	(b)	(854,810)
Changes in fair value of forward sale derivative	-	-		-
Changes in fair value of convertible note	-	-		-
Other	15,000	-		15,000
Total other income (expense)	(32,044,449)	(140,221)		(32,184,670)
NET LOSS	$(46,660,562)	$(140,221)		$(46,800,783)
NET LOSS attributable to noncontrolling interest	(18,119,131)	(54,451)		(18,173,582)
NET LOSS attributable to Stronghold Digital Mining, Inc.	$(28,541,431)	$(85,770)		$(28,627,201)
NET LOSS attributable to Class A common shareholders:
Basic	$(6.52)			$(5.33)
Diluted	$(6.52)			$(5.33)
Weighted average number of Class A common shares outstanding:
Basic	4,375,614	1,000,000		5,375,614
Diluted	4,375,614	1,000,000		5,375,614

STRONGHOLD DIGITAL MINING, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The March 31, 2023, unaudited pro forma condensed consolidated balance sheet gives effect to the pro forma adjustments necessary to reflect the transaction as if it had occurred on March 31, 2023. The unaudited pro forma condensed consolidated statement of operations gives effect to the pro forma adjustments to reflect the transaction as if it had occurred as of January 1, 2023. The unaudited pro forma adjustments related to the transaction are based on available information and assumptions that management believes are directly attributable to the transaction, factually supportable, and are expected to have a continuing impact on the Company’s results of operations with respect to the unaudited condensed consolidated statement of operations.

Note 2 – Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2023.

(a)
Reflects increases in cash of approximately $10.0 million, accrued liabilities of $0.2 million for legal transaction fees, and warrant liabilities of approximately $9.0 million, which has been recognized at fair market value using the Black-Scholes model. The pro forma balance sheet as of March 31, 2023, also reflects changes in Class A common stock and additional paid-in capital to adjust for shares issued as part of the Private Placement. The change in accumulated deficit results from the impact of adjusting the exercise price of warrants previously issued in September 2022.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

The following adjustment has been made to the accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2023.

(b)
Reflects a non-operating loss of approximately $0.1 million for the three months ended March 31, 2023, which represents a change in the fair value of warrant liabilities caused by an adjustment to the strike price of warrants previously issued in September 2022.